UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-998-2440

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock par value $0.001	BMTM	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 6, 2023, the Board of Directors of Bright Mountain Media, Inc. (the “Company”), upon the recommendation of the Audit Committee of the Board of Directors (the “Audit Committee”), determined that the Company’s previously issued unaudited consolidated financial statements as of and for each of the interim quarterly periods ended June 30, 2022 and September 30, 2022 (collectively, the “Prior Period Financial Statements”), should no longer be relied upon due to material errors contained in those financials statements primarily relating to the understatement of interest payable and interest expense (the “Restatement Items”).

In October 2022, under the direction of the Company’s recently appointed Chief Financial Officer, a detailed analysis was performed of the Amended and Restated Senior Secured Credit Agreement, dated June 5, 2020, among the Company, the lenders party thereto and Centre Lane Partners Master Credit Fund II, L.P. (“Centre Lane”), as amended (the “Credit Facility”). During the course of this analysis, errors were identified in connection with the accounting related to Amendments No. 8 – 15 of the Credit Facility, which resulted in the understatement of interest payable and interest expense for each of the interim quarterly periods ended June 30, 2022 and September 30, 2022 and the year-to-date 2022 period.

As a result of such errors, the management of the Company, the Audit Committee and the Board of Directors have determined that it is appropriate to restate the Prior Period Financial Statements to correct the accounting of the Restatement Items.

The Company currently anticipates that the primary impact of the accounting of the Restatement Items on the Prior Period Financial Statements will include:

●	Adjustments on the consolidated balance sheets as of June 30, 2022 and September 30, 2022 to increase interest payable by approximately $270,000 and $582,000, respectively; and

●	Adjustments on the consolidated statement of operations for the six months ended June 30, 2022 and the nine months ended September 30, 2022 to increase interest expense by approximately $270,000 and $582,000, respectively.

Determination of the impact of the Restatement Items described above are subject to continued analysis by management and our auditors and could change based on further review and analysis. The Company’s internal review is ongoing and the Company may identify further errors. As a result, there can be no assurance that the actual effects of the error corrections will be only as described above.

The Company will restate its financial statements as of and for each of the quarterly periods ended June 30, 2022 and September 30, 2022 in its Annual Report on Form 10-K for the year ended December 31, 2022.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 will disclose a material weakness in its internal controls over financial reporting arising from the Restatement Items. During the first quarter of 2023, the Company implemented the following corrective measures to enhance controls relating to the accounting of its debt arrangements:

●	Internal interest calculations are to be prepared and compared to the model provided by the external valuators, along with outstanding principal and carrying value.
●	Quarterly statements are to be received from Centre Lane where the balances will be compared to internal schedules;
●	Monthly journal entries for interest expense and supporting documentation will be reviewed by an individual independent of its preparation as part of the month end close; and
●	Monthly reconciliations will be performed to support the month end close, which will be reviewed and evidenced by both preparer’s and reviewer’s signature to demonstrate independence and accountability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2023	BRIGHT MOUNTAIN MEDIA, INC.

	By:	/s/ Miriam Martinez
Miriam Martinez
Chief Financial Officer